Exhibit 32.1
APACHE OFFSHORE INVESTMENT PARTNERSHIP
by Apache Corporation, General Partner
Certification of Chief Executive Officer
and Chief Financial Officer
     I, G. Steven Farris, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the quarterly report on Form 10-Q of Apache Offshore Investment Partnership for the quarterly period ending March 31, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or §78o (d)) and that information contained in such report fairly represents, in all material respects, the financial condition and results of operations of Apache Offshore Investment Partnership.

By:	/s/ G. Steven Farris
G. Steven Farris
	Title:	President, Chief Executive Officer and Chief Operating Officer of Apache Corporation, Managing Partner
Date: May 9, 2008
     I, Roger B. Plank, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the quarterly report on Form 10-Q of Apache Offshore Investment Partnership for the quarterly period ending March 31, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or §78o (d)) and that information contained in such report fairly represents, in all material respects, the financial condition and results of operations of Apache Offshore Investment Partnership.

By:	/s/ Roger B. Plank
Roger B. Plank
	Title:	Executive Vice President and Chief Financial Officer of Apache Corporation, Managing Partner
Date: May 9, 2008